Exhibit 99.1

Point Blank Solutions Builds Momentum with Tactical SWAT Community

Washington DC Metro SWAT the latest customer to purchase
Four Star™, utilizing DuPont™ Kevlar® XP™ technology

Pompano Beach, July 21, 2010 – Point Blank Solutions, Inc. (OTC-BB: PBSOQ.PK), a leader in the field of protective body armor solutions, today announced a new contract with Washington DC Metro SWAT to supply 90 tactical vests and related accessories, including leg armor and protective plates, among others.  This latest contract was awarded to PACA Body Armor (“PACA”), the Company’s wholly owned subsidiary and production will begin immediately at its manufacturing facility in Jacksboro, TN.

PACA will be providing DC Metro SWAT officers with its Four Star™ body armor solution, which is made using 100% DuPont™ Kevlar® XP™ (KXPIIIA), DuPont’s patented fabric technology that provides ballistic and trauma protection in a more comfortable body armor system and with greater bullet stopping power. Four Star was designed to address the strategic needs of law enforcement’s most critical missions and is worn by thousands of officers across the country today.  It has been rigorously tested against special threats, including National Institute of Justice (NIJ) Level IIIA threat, the .44 magnum bullet, and also meets or exceeds Military V50 Specifications for Fragment Simulating Projectile (FSP) testing. Results consistently show that the system delivers unparalleled protection even under the most extreme field conditions.

Since its inception in late 2008, Four Star along with the Point Blank Body Armor equivalent Dragon Fire™ has been widely accepted by tactical communities and SWAT officers in particular, who face increasing street and institutional threats in their day-to-day missions.  SWAT teams are trained to perform high-risk operations that typically fall outside the responsibility of regular officers, with duties including hostage rescues, counter-terrorism operations, high-risk arrests and search warrants, and engaging heavily-armed criminals.  Because of these higher level threat situations, SWAT officers require specialized weaponry and body armor systems and accessories.  The Washington DC Metro SWAT unit marked the 16th SWAT agency that has purchased tactical armor with KXPIIIA this year, with other notable customers including Maryland State Police SWAT, Boston MTA SRT, Cherry Hill SWAT, Philadelphia SWAT, Buffalo SWAT, Albany SWAT, Riverside SWAT and Miami SWAT, among others.

“Developing life-saving solutions remains our number one priority and we are honored to have been selected by the DC Metro team to be their provider of choice for body armor systems,” stated Michael Foreman, senior vice president, domestic and international sales.  “Four Star and Dragon Fire with DuPont™ Kevlar® XP™ have been in strong demand by the tactical community given their size, weight and flexibility as well as their proven performance in the most critical missions.  We have made a strong commitment to provide officers with the most advanced systems in the market and now more than ever, with growing threat levels and new weaponry systems, officers need our products.”

The Four Star and Dragon Fire™ tactical vests feature several exclusive technologies such as the Self Suspending Ballistic System™ (SSBS), Rapid Release System and the industry’s only Bicep and Side Closure Plate Pocket Design ─ accommodating a variety of plates including the ultra lightweight, Special Threats Plate (STP).  DuPont Kevlar® XP™ fabric is also up to 10% lighter than other fabrics used in commercially available Level IIIA ballistic systems.  This side-opening armor system combines essential coverage and maneuverability with its ergonomically designed Critical Contour Cut, while providing split-second adaptability when needed most.

Both DuPont and independent tests show that Kevlar® XP™ consistently stops bullets within the first three layers of a vest while the remaining layers absorb the energy of the bullet, resulting in less trauma, or backface deformation, to the wearer.  Based on DuPont’s experience, significantly more layers are typically required to stop a bullet in other commercially available lightweight technologies.

Foreman continued, “Working with world-class, technology leaders such as DuPont has enabled us to meet our customer requirements, whether in terms of price, performance or delivery – all three being critical components to success.  Over the next year, we intend to add features to many of our core products that will provide greater protection to the men and women who rely upon them.”

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ABOUT POINT BLANK SOLUTIONS

Point Blank Solutions, Inc. is a leader in the design and production of technologically advanced body armor systems for the U.S. Military, Government and law enforcement agencies, as well as select international markets.  The Company is also recognized as the largest producer of soft body armor in the U.S. With state-of-the-art manufacturing and laboratory testing facilities, strategic technology and marketing alliances, and an ongoing commitment to drive innovation, the Company believes that it can deliver the most advanced body armor solutions, quicker and better than anyone in the industry.  The Company maintains facilities in Pompano Beach, FL and Jacksboro, TN.  To learn more about Point Blank Solutions, Inc. visit our website at www.PointBlankSolutionsInc.com.

SAFE HARBOR STATEMENT
SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: THE STATEMENTS WHICH ARE NOT HISTORICAL FACTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS, WHICH ARE BASED LARGELY ON THE COMPANY'S EXPECTATIONS AND ARE SUBJECT TO VARIOUS BUSINESS RISKS AND UNCERTAINTIES, CERTAIN OF WHICH ARE BEYOND THE COMPANY'S CONTROL. WORDS SUCH AS "EXPECTS," "ANTICIPATES," "TARGETS," "GOALS," "PROJECTS," "INTENDS," "PLANS," "BELIEVES," "SEEKS," "ESTIMATES," VARIATIONS OF SUCH WORDS, AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE ONLY PREDICTIONS THAT SPEAK AS OF THE DATE HEREOF AND ARE SUBJECT TO RISKS, UNCERTAINTIES AND ASSUMPTIONS THAT ARE DIFFICULT TO PREDICT. THEREFORE, ACTUAL RESULTS MAY DIFFER MATERIALLY AND ADVERSELY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, (1) CHANGES IN THE COMPANY'S INTERNAL CONTROL STRUCTURE OVER FINANCIAL REPORTING, (2) UNCERTAINTY OF FUTURE FINANCIAL RESULTS, (3) ADDITIONAL FINANCING REQUIREMENTS, (4) DEVELOPMENT OF NEW PRODUCTS, (5) GOVERNMENT APPROVAL AND CONTRACTING PROCESSES, (6) THE IMPACT OF COMPETITIVE PRODUCTS OR PRICING, (7) TECHNOLOGICAL CHANGES, (8) THE EFFECT OF POLITICAL AND ECONOMIC CONDITIONS, (9) THE OUTCOME AND IMPACT OF LITIGATION TO WHICH THE COMPANY IS A PARTY AND THE SECURITIES AND EXCHANGE COMMISSION AND OTHER INVESTIGATIONS REGARDING THE COMPANY, (10) TURNOVER IN THE COMPANY'S SENIOR MANAGEMENT, (11) UNCERTAINTIES ASSOCIATED WITH THE REORGANIZATION PROCESS AND (12) OTHER UNCERTAINTIES DETAILED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING, WITHOUT LIMITATION, THOSE UNCERTAINTIES AND RISKS DISCUSSED IN DETAIL IN "RISK FACTORS," IN THE COMPANY'S PERIODIC REPORTS ON FORMS 10-K AND 10-Q. THE COMPANY UNDERTAKES NO OBLIGATION TO REVISE OR UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS TO REFLECT ANY CHANGE IN THE EXPECTATIONS OF OUR MANAGEMENT WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS, OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENTS ARE BASED.

Contacts:	Glenn Wiener
GW Communications
212-786-6011
gwiener@GWCco.com